UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

EPIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

        Nevada

                                 000-33417

                                           88-0451534

(State or other jurisdiction of                                                                            (Commission File No.)                                                 (I.R.S. Employer Identification No.)

incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

Registrant's telephone number, including area code:   (559) 435-4380

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 2, 2005, ASAP Marketing Corporation ("ASAP"), a wholly owned subsidiary of the Company, entered into a Licensing and Marketing Agreement (the "Agreement") with Debt Plan Services, Inc., d/b/a No More Mortgage ("NMM").  Pursuant to the Agreement NMM granted an exclusive world-wide license to ASAP to promote the products and services of NMM, including its Homeowner's Debt Elimination Program.  ASAP will market the NMM products and services by means of advertisements via television, radio, and/or web-based infomercials, as well as print and other media campaigns.  ASAP will bear all costs of producing and airing such advertisements and will receive compensation from NMM for each subscriber to its services, both on a sign-up basis and on an on-going basis.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

    a.    Financial Statements.

           None

    b.    Exhibits.

           10.5  License and Marketing Agreement by and between ASAP Marketing Corporation and Debt Plan

                    Services, Inc., dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   August 18, 2005

                                                                        EPIC FINANCIAL CORPORATION

/s/ Rodney R. Ray

Rodney R. Ray, President